EXHIBIT 23.1



                          INDEPENDENT AUDITORS' CONSENT



     We consent to the incorporation by reference in Registration Statements No. 33-33013, No. 33-33063, No. 33-65157, No. 33-68860 and No. 333-49837 on Forms
S-8 and Registration Statement No. 33-45815 on Form S-3 of Network Equipment Technologies, Inc. of our reports dated April 19, 1999 (May 24, 1999 as to Note Fourteen), appearing and incorporated by reference in this Annual Report on Form 10-K of Network Equipment Technologies, Inc. for the year ended March 31, 1999.



DELOITTE & TOUCHE LLP

San Jose, California
June 25, 1999